UNITED STATES
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ACUCELA INC.

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Acucela Received a Request to Hold a Special Meeting of Shareholders

SEATTLE (February 2, 2015) — Acucela Inc. (TOKYO: 4589), a clinical-stage biotechnology company that specializes in discovering and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic diseases, received a letter (the “Letter”) from SBI Holdings, Inc., the parent corporation of several Acucela shareholders (collectively, “SBI”), stating its demand that Acucela hold a special meeting of its shareholders for the purposes of removing Acucela’s current board members, other than Dr. Ryo Kubota, and electing a slate of four directors identified in the Letter to fill the resulting vacancies.  The Letter disclosed that SBI has granted Dr. Kubota an irrevocable proxy over the shares held by SBI, which together with Dr. Kubota’s holdings, represent 50.28% of Acucela’s total outstanding Common Shares as of the date of the Letter.
Acucela’s Board of Directors is engaged in a process to recommend a slate for election at Acucela’s annual meeting.  Once the process has been completed, Acucela’s Board of Directors will formally recommend a slate of nominees that it believes will act in the best interest of all shareholders.
About Acucela Inc.
Acucela Inc. (www.acucela.com or www.acucela.jp) is a clinical-stage biotechnology company that specializes in discovering and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic diseases impacting millions of individuals worldwide. Acucela currently has the following candidates in development in collaboration with Otsuka Pharmaceutical Co., Ltd.: emixustat hydrochloride for GA associated with dry AMD based on Acucela’s proprietary visual cycle modulation technology; and OPA-6566 for ocular hypertension and glaucoma.
Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of a proxy contest for the election of directors to the Board of Directors of Acucela.  Acucela will be filing a proxy statement with the Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site at www.sec.gov or from Acucela Investor Relations at 1301 Second Avenue, Suite 4200, Seattle, Washington 98101-3805 and http://ir.acucela.com/.
Participants in Solicitation
Acucela and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of a proxy contest for the election of directors to the Board of Directors of Acucela.  Information regarding the interests of Acucela’s directors and executive officers in the proxy contest will be included in Acucela’s definitive proxy statement.

Contacts:
Investor Relations
Acucela Inc.
1301 Second Avenue
Suite 4200
Seattle, Washington 98101-3805